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                                                                    EXHIBIT 23.4

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Shareholders
LSI Group Holdings Plc

We consent to the use of our report dated 27 March 1997, with respect to the consolidated financial statements of LSI Group Holdings Plc at 31 December 1995 and 1996 and for each of the years in the three-year period ended 31 December 1996, in the Registration Statement on Form S-4 filed on or about 4 May 1998 for the registration of the 9 1/4% Senior Notes due 2006 of Signature Resorts, Inc.

(signed) KPMG
Chartered Accountants

Preston, England
4 May 1998